UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):   June 23, 2010

GOLD AMERICAN MINING CORP.
(f.k.a.)
SILVER AMERICA, INC.
 (Exact Name of Registrant As Specified In Charter)

NEVADA	333-147056	35-2302128
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employee Identification No.)

  10775 Double R Boulevard
Reno, Nevada 89521
(Address of Principal Executive Offices)

(775) 996-8200
  (Issuer Telephone Number)

12926 Morehead Chapel Hill, North Carolina 27517
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective as of June 23, 2010, Gold American Mining Corp. (the “Company”) filed a Certificate of Amendment pursuant to Nevada Revised Statutes (“NRS”) sections 78.385 and 78.390 (the “Certificate”) with the Nevada Secretary of State.  The Certificate provided for a change in the Company’s name from Silver America, Inc. to Gold American Mining Corp.  Pursuant to sections 78.385 and 78.390 of the NRS, the Articles of Incorporation of the Company were amended in accordance with the Certificate as of the effective date indicated on the Certificate, June 23, 2010.

A copy of the Certificate is attached hereto as Exhibit 3.1.

SECTION 8 — OTHER EVENTS

ITEM 8.01. OTHER EVENTS.

As disclosed above under Item 5.03, on June 23, 2010, the Company effected a name change pursuant to the filing of a Certificate of Amendment with the Nevada Secretary of State and in coordination with the Financial Industry Regulatory Authority (“FINRA”) and the Company’s transfer agent.

Pursuant to the joint written consent, dated June 4, 2010, of the sole member of the board of directors of the Company (the “Board”) as well as the holder of a majority of the outstanding shares of the Company, the Board and majority shareholder authorized and approved a name change such that the new name of the Company shall be “Gold American Mining Corp.”  The Company’s name change was effected as a result of the Company’s business operations in the precious metal industry, with a more specific emphasis on exploring for gold, and the belief that it would be in the best interest of the Company and its shareholders to change the Company’s name to better reflect the nature of its operations.

Effective June 23, 2010, the Company’s common stock has a new CUSIP number, 380481 101, in connection with this name change.  The Company’s trading symbol on the OTC Bulletin Board, “SILA.OB,” remains the same in accordance with FINRA’s recently initiated policy of not changing trading symbols except in connection with a merger.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.
	Exhibit #	Description
	3.1	Certificate of Amendment, effective June 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD AMERICAN MINING CORP.

Dated: June 28, 2010	By: /s/ Johannes Petersen
Johannes Petersen Chief Executive Officer & President